Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2014 SECOND-QUARTER RESULTS

•	Non-GAAP operating earnings[1] increased 10 percent to $579 million,, or 2 percent to $519 million on a GAAP basis

•	Non-GAAP diluted earnings per share from continuing operations decreased 3 percent to $0.90, or 10 percent to $0.79 on a GAAP basis, including a tax charge of $0.16

•	Fiscal 2014 outlook for non-GAAP diluted earnings per share from continuing operations raised to $3.75 - $3.85, reflecting strength of operating earnings performance
DUBLIN, Ohio, Jan. 30, 2014 - Cardinal Health today reported fiscal year 2014 second-quarter revenue of $22.2 billion and non-GAAP diluted earnings per share from continuing operations (EPS) of $0.90. Non-GAAP operating earnings increased 10 percent to $579 million. The EPS figures included the unfavorable impact of a discrete $56 million tax charge, or $0.16 per share.
“We had a very strong second quarter operating performance, closing out an excellent first half to our fiscal 2014,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our businesses continue to adapt to a dynamic health care environment with a focus on creating value for our customers and patients at a time of great change. The signing of our generic sourcing joint venture with CVS Caremark reflects this focus and strengthens our long-term positioning in our Pharmaceutical segment. Our Medical segment continues to pursue new ways to serve the health care system, building out our preferred medical products portfolio and expanding our platform to serve patients in alternate sites of care, including the home.”
The company also increased its fiscal 2014 outlook for non-GAAP diluted EPS from continuing operations to a range of $3.75 - $3.85.
Q2 FY14 SUMMARY

	Q2 FY14		Q2 FY13		Y/Y
Revenue	$22.2	billion	$25.2	billion	(12)%
Operating earnings	$519	million	$506	million	2%
Non-GAAP operating earnings	$579	million	$525	million	10%
Earnings from continuing operations	$275	million	$303	million	(9)%
Non-GAAP earnings from continuing operations	$313	million	$317	million	(1)%
Diluted EPS from continuing operations	$0.79		$0.88		(10)%
Non-GAAP diluted EPS from continuing operations	$0.90		$0.93		(3)%
Both GAAP and non-GAAP EPS reflect a tax charge of $56 million, or $0.16 per share, based on proposed assessments of additional tax.
SEGMENT RESULTS
Pharmaceutical Segment
As expected, revenue for the Pharmaceutical segment declined 15 percent to $19.4 billion, due to the continuing impact of the expiration of the Walgreens contract. The decline was partially offset by sales growth from new and existing customers. Segment profit increased 9 percent to $482 million, primarily driven by strong performance from both generic programs and branded agreements, including the impact of price inflation. Segment profit growth was partially offset by the loss of the Walgreens contract.

	Q2 FY14		Q2 FY13		Y/Y
Revenue	$19.4	billion	$22.7	billion	(15)%
Segment profit	$482	million	$441	million	9%
Medical Segment
Revenue for the Medical segment was up 13 percent to $2.8 billion, driven by the home health platform, reflecting the acquisition of AssuraMed, and growth from strategic hospital network accounts. Segment profit increased 40 percent to $131 million, primarily driven by home health.

	Q2 FY14		Q2 FY13		Y/Y
Revenue	$2.8	billion	$2.5	billion	13%
Segment profit	$131	million	$94	million	40%

Cardinal Health

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS
In December 2013, Cardinal Health and CVS Caremark announced the signing of an agreement to form the largest generic sourcing entity in the U.S., which is the world's largest generic drug market. Both companies are contributing their sourcing and supply chain expertise to the 50/50 joint venture and are committing to source generic drugs through it. The U.S.-based joint venture is expected to be operational as soon as July 1 and will have an initial term of 10 years.
Other highlights of the quarter include:

•	Secured three-year extension of pharmaceutical distribution service agreements with CVS Caremark through June 2019

•	Introduced new central fill service to help hospitals and integrated delivery networks expand the reach of their outpatient pharmacies

•	Expanded home health capabilities via two tuck-in acquisitions in the urology, incontinence and ostomy areas

•	Finalized two additional tuck-in acquisitions in China which expand the company's geographic presence and capabilities
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss second-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com or dial 913.312.1500, using conference identification number 7319186.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the conference call. The audio replay will also be available until Feb. 6 at 11:30 a.m. Eastern by dialing 719.457.0820, passcode 7319186.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Raymond James 35th Annual Institutional Investors Conference on March 4 at 9:50 a.m. local time in Orlando, Fla.

•	Barclays Global Healthcare Conference on March 13 at 8:30 a.m. local time in Miami
At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and a live webcast of the events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $101 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs 33,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, investor presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing joint venture with CVS Caremark; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; the non-renewal, early termination or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; and the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Jan. 30, 2014. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Second Quarter
(in millions, except per common share amounts)	2014	2013	% Change
Revenue	$22,240	$25,232	(12)%
Cost of products sold	20,895	24,008	(13)%
Gross margin	1,345	1,224	10%

Operating expenses:
Distribution, selling, general and administrative expenses	766	699	10%
Restructuring and employee severance	10	1	N.M.
Amortization and other acquisition-related costs	56	25	N.M.
Impairments and loss on disposal of assets	9	5	N.M.
Litigation (recoveries)/charges, net	(15)	(12)	N.M.
Operating earnings	519	506	2%

Other income, net	(6)	(4)	N.M.
Interest expense, net	33	27	23%
Earnings before income taxes and discontinued operations	492	483	2%

Provision for income taxes	217	180	20%
Earnings from continuing operations	275	303	(9)%

Earnings from discontinued operations, net of tax	3	—	N.M.
Net earnings	$278	$303	(8)%

Basic earnings per common share:
Continuing operations	$0.80	$0.89	(10)%
Discontinued operations	0.01	—	N.M.
Net basic earnings per common share	$0.81	$0.89	(9)%

Diluted earnings per common share:
Continuing operations	$0.79	$0.88	(10)%
Discontinued operations	0.01	—	N.M.
Net diluted earnings per common share	$0.80	$0.88	(9)%

Weighted-average number of common shares outstanding:
Basic	342	340
Diluted	346	343

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2014	2013	% Change
Revenue	$46,763	$51,121	(9)%
Cost of products sold	44,155	48,739	(9)%
Gross margin	2,608	2,382	9%

Operating expenses:
Distribution, selling, general and administrative expenses	1,497	1,388	8%
Restructuring and employee severance	20	6	N.M.
Amortization and other acquisition-related costs	105	53	N.M.
Impairments and loss on disposal of assets	9	6	N.M.
Litigation (recoveries)/charges, net	(13)	(34)	N.M.
Operating earnings	990	963	3%

Other income, net	(10)	(12)	N.M.
Interest expense, net	66	53	25%
Earnings before income taxes and discontinued operations	934	922	1%

Provision for income taxes	320	347	(8)%
Earnings from continuing operations	614	575	7%

Earnings from discontinued operations, net of tax	3	—	N.M.
Net earnings	$617	$575	7%

Basic earnings per common share:
Continuing operations	$1.80	$1.69	7%
Discontinued operations	0.01	—	N.M.
Net basic earnings per common share	$1.81	$1.69	7%

Diluted earnings per common share:
Continuing operations	$1.78	$1.67	7%
Discontinued operations	0.01	—	N.M.
Net diluted earnings per common share	$1.79	$1.67	7%

Weighted-average number of common shares outstanding:
Basic	341	340
Diluted	345	344

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	December 31, 2013	June 30, 2013
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,741	$1,901
Trade receivables, net	4,876	6,304
Inventories, net	8,478	8,373
Prepaid expenses and other	1,153	1,192
Total current assets	17,248	17,770

Property and equipment, net	1,407	1,489
Goodwill and other intangibles, net	5,556	5,574
Other assets	798	986
Total assets	$25,009	$25,819

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,221	$12,295
Current portion of long-term obligations and other short-term borrowings	255	168
Other accrued liabilities	1,886	2,127
Total current liabilities	13,362	14,590

Long-term obligations, less current portion	3,679	3,686
Deferred income taxes and other liabilities	1,379	1,568
Total shareholders’ equity	6,589	5,975
Total liabilities and shareholders’ equity	$25,009	$25,819

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Second Quarter		Year-to-Date
(in millions)	2014	2013	2014	2013
Cash flows from operating activities:
Net earnings	$278	$303	$617	$575
Earnings from discontinued operations, net of tax	(3)	—	(3)	—
Earnings from continuing operations	275	303	614	575

Adjustments to reconcile earnings from continuing operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	117	88	234	176
Impairments and loss on disposal of assets	9	5	9	6
Share-based compensation	24	22	48	46
Provision for bad debts	17	8	29	9
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables	25	299	1,420	228
Increase in inventories	(1,198)	(329)	(100)	(536)
Increase/(decrease) in accounts payable	764	(433)	(1,088)	31
Other accrued liabilities and operating items, net	4	(93)	(178)	(97)
Net cash provided by/(used in) operating activities	37	(130)	988	438

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(25)	(26)	(50)	(126)
Additions to property and equipment	(64)	(36)	(90)	(62)
Proceeds from maturities of held-to-maturity securities	—	48	—	71
Net cash used in investing activities	(89)	(14)	(140)	(117)

Cash flows from financing activities:
Net change in short-term borrowings	53	27	73	17
Reduction of long-term obligations	(1)	(2)	(1)	(6)
Net proceeds from issuance of common shares	37	25	139	26
Tax proceeds/(disbursements) from share-based compensation	54	(10)	39	(12)
Dividends on common shares	(103)	(81)	(208)	(165)
Purchase of treasury shares	—	—	(50)	(200)
Net cash provided by/(used in) financing activities	40	(41)	(8)	(340)

Net increase/(decrease) in cash and equivalents	(12)	(185)	840	(19)
Cash and equivalents at beginning of period	2,753	2,440	1,901	2,274
Cash and equivalents at end of period	$2,741	$2,255	$2,741	$2,255

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Second Quarter		Second Quarter
(in millions)	2014	2013	2014	2013
Revenue
Amount	$22,240	$25,232
Growth rate	(12)%	(7)%

Operating earnings
Amount	$519	$506	$579	$525
Growth rate	2%	13%	10%	11%

Earnings from continuing operations
Amount	$275	$303	$313	$317
Growth rate	(9)%	15%	(1)%	13%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2014	2013	2014	2013
Revenue
Amount	$46,763	$51,121
Growth rate	(9)%	(5)%

Operating earnings
Amount	$990	$963	$1,111	$995
Growth rate	3%	12%	12%	8%

Earnings from continuing operations
Amount	$614	$575	$691	$598
Growth rate	7%	15%	16%	11%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Second Quarter			Second Quarter
(in millions)	2014	2013	(in millions)	2014	2013
Pharmaceutical			Medical

Revenue			Revenue
Amount	$19,443	$22,747	Amount	$2,799	$2,487
Growth rate	(15)%	(8)%	Growth rate	13%	3%
Mix	87%	90%	Mix	13%	10%

Segment profit			Segment profit
Amount	$482	$441	Amount	$131	$94
Growth rate	9%	12%	Growth rate	40%	11%
Mix	79%	83%	Mix	21%	17%
Segment profit margin	2.48%	1.94%	Segment profit margin	4.69%	3.76%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended December 31, 2013 was $22,240 million, which included total segment revenue of $22,242 million and Corporate revenue of $(2) million. Total consolidated revenue for the three months ended December 31, 2012 was $25,232 million, which included total segment revenue of $25,234 million and Corporate revenue of $(2) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the three months ended December 31, 2013 were $519 million, which included total segment profit of $613 million and Corporate costs of $(94) million. Total consolidated operating earnings for the three months ended December 31, 2012 were $506 million, which included total segment profit of $535 million and Corporate costs of $(29) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2014	2013	(in millions)	2014	2013
Pharmaceutical			Medical

Revenue			Revenue
Amount	$41,256	$46,244	Amount	$5,511	$4,879
Growth rate	(11)%	(6)%	Growth rate	13%	2%
Mix	88%	90%	Mix	12%	10%

Segment profit			Segment profit
Amount	$916	$841	Amount	$238	$168
Growth rate	9%	11%	Growth rate	41%	3%
Mix	79%	83%	Mix	21%	17%
Segment profit margin	2.22%	1.82%	Segment profit margin	4.31%	3.44%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the six months ended December 31, 2013 was $46,763 million, which included total segment revenue of $46,767 million and Corporate revenue of $(4) million. Total consolidated revenue for the six months ended December 31, 2012 was $51,121 million, which included total segment revenue of $51,123 million and Corporate revenue of $(2) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the six months ended December 31, 2013 were $990 million, which included total segment profit of $1,154 million and Corporate costs of $(164) million. Total consolidated operating earnings for the six months ended December 31, 2012 were $963 million, which included total segment profit of $1,009 million and Corporate costs of $(46) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	Second Quarter		Year-to-Date
(in millions, except per common share amounts)	2014	2013	2014	2013
Restructuring and employee severance	$(10)	$(1)	$(20)	$(6)
Tax benefit	4	1	7	2
Restructuring and employee severance, net of tax	$(6)	$—	$(13)	$(4)

Decrease to diluted EPS from continuing operations	$(0.02)	$—	$(0.04)	$(0.01)

Amortization and Other Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(46)	$(22)	$(91)	$(43)
Tax benefit	17	8	33	15
Amortization of acquisition-related intangible assets, net of tax	$(29)	$(14)	$(58)	$(28)

Decrease to diluted EPS from continuing operations	$(0.08)	$(0.04)	$(0.17)	$(0.08)

Other acquisition-related costs	$(10)	$(4)	$(13)	$(10)
Tax benefit	4	1	5	3
Other acquisition-related costs, net of tax	$(6)	$(3)	$(8)	$(7)

Decrease to diluted EPS from continuing operations	$(0.02)	$(0.01)	$(0.03)	$(0.02)

Total amortization and other acquisition-related costs[1]	$(56)	$(25)	$(105)	$(53)
Tax benefit[1]	20	9	38	19
Total amortization and other acquisition-related costs, net of tax[1]	$(36)	$(16)	$(67)	$(34)

Decrease to diluted EPS from continuing operations[1]	$(0.10)	$(0.05)	$(0.19)	$(0.10)

Impairments and loss on disposal of assets	$(9)	$(5)	$(9)	$(6)
Tax benefit	3	—	3	1
Impairments and loss on disposal of assets, net of tax	$(6)	$(5)	$(6)	$(5)

Decrease to diluted EPS from continuing operations	$(0.02)	$(0.01)	$(0.02)	$(0.01)

Litigation recoveries/(charges), net	$15	$12	$13	$34
Tax expense	(5)	(5)	(5)	(14)
Litigation recoveries/(charges), net, net of tax	$10	$7	$8	$20

Increase to diluted EPS from continuing operations	$0.03	$0.02	$0.02	$0.06

Weighted-average number of diluted shares outstanding	346	343	345	344

[1]	The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	Second Quarter		Year-to-Date
	2014	2013	2014	2013
Days sales outstanding	19.7	22.0
Days inventory on hand	29.7	27.0
Days payable outstanding	39.3	37.8
Net working capital days[1]	10.1	11.3

Debt to total capital	37%	31%
Net debt to capital	15%	9%

Return on equity	17.2%	18.9%	19.6%	18.1%
Non-GAAP return on equity	19.6%	19.8%	22.1%	18.8%

Effective tax rate from continuing operations[2]	44.1%	37.2%	34.2%	37.6%
Non-GAAP effective tax rate from continuing operations[2]	43.3%	36.8%	34.4%	37.3%

[1]	The sum of the components may not equal the total due to rounding.

[2]
The $56 million remeasurement of unrecognized tax benefits unfavorably impacted, for fiscal 2014 second quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 11.3 and 10.1 percentage points, respectively. The fiscal 2014 second quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax remeasurement, would have been 33.2 percent.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter 2014
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per common share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate[1]
GAAP	$519	2%	$492	$217	$275	(9)%	$0.79	(10)%
Restructuring and employee severance	10		10	4	6		0.02
Amortization and other acquisition-related costs	56		56	20	36		0.10
Impairments and loss on disposal of assets	9		9	3	6		0.02
Litigation (recoveries)/charges, net	(15)		(15)	(5)	(10)		(0.03)
Non-GAAP	$579	10%	$552	$239	$313	(1)%	$0.90	(3)%

	Second Quarter 2013
GAAP	$506	13%	$483	$180	$303	15%	$0.88	16%
Restructuring and employee severance	1		1	1	—		—
Amortization and other acquisition-related costs	25		25	9	16		0.05
Impairments and loss on disposal of assets	5		5	—	5		0.01
Litigation (recoveries)/charges, net	(12)		(12)	(5)	(7)		(0.02)
Non-GAAP	$525	11%	$502	$185	$317	13%	$0.93	15%

	Year-to-Date 2014
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per common share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$990	3%	$934	$320	$614	7%	$1.78	7%
Restructuring and employee severance	20		20	7	13		0.04
Amortization and other acquisition-related costs	105		105	38	67		0.19
Impairments and loss on disposal of assets	9		9	3	6		0.02
Litigation (recoveries)/charges, net	(13)		(13)	(5)	(8)		(0.02)
Non-GAAP	$1,111	12%	$1,055	$363	$691	16%	$2.00	15%

	Year-to-Date 2013
GAAP	$963	12%	$922	$347	$575	15%	$1.67	16%
Restructuring and employee severance	6		6	2	4		0.01
Amortization and other acquisition-related costs	53		53	19	34		0.10
Impairments and loss on disposal of assets	6		6	1	5		0.01
Litigation (recoveries)/charges, net	(34)		(34)	(14)	(20)		(0.06)
Non-GAAP	$995	8%	$953	$355	$598	11%	$1.74	13%

[1]
The $56 million remeasurement of unrecognized tax benefits reduced, for fiscal 2014 second quarter, both diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations by $0.16. The fiscal 2014 second quarter growth rates for diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations, excluding the impact of the tax remeasurement, would have been 8 percent and 14 percent, respectively.

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter
(in millions)	2014		2013
GAAP return on equity	17.2%		18.9%

Non-GAAP return on equity
Net earnings	$278		$303
Restructuring and employee severance, net of tax, in continuing operations	6		—
Amortization and other acquisition-related costs, net of tax, in continuing operations	36		16
Impairments and loss on disposal of assets, net of tax, in continuing operations	6		5
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(10)		(7)
Adjusted net earnings	$316		$317
Annualized	$1,264		$1,268

	Second	First	Second	First
	Quarter	Quarter	Quarter	Quarter
	2014	2014	2013	2013
Total shareholders' equity	$6,589	$6,297	$6,542	$6,281
Divided by average shareholders' equity	$6,443		$6,411
Non-GAAP return on equity	19.6%		19.8%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 12
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2014			2013
GAAP return on equity	19.6%			18.1%

Non-GAAP return on equity
Net earnings	$617			$575
Restructuring and employee severance, net of tax, in continuing operations	13			4
Amortization and other acquisition-related costs, net of tax, in continuing operations	67			34
Impairments and loss on disposal of assets, net of tax, in continuing operations	6			5
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(8)			(20)
Adjusted net earnings	$695			$598
Annualized	$1,390			$1,196

	Second	First	Fourth	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2014	2014	2013	2013	2013	2013
Total shareholders' equity	$6,589	$6,297	$5,975	$6,542	$6,281	$6,244
Divided by average shareholders' equity	$6,287			$6,355
Non-GAAP return on equity	22.1%			18.8%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 13
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter		Year-to-Date
(in millions)	2014	2013	2014	2013
GAAP effective tax rate from continuing operations[1]	44.1%	37.2%	34.2%	37.6%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$492	$483	$934	$922
Restructuring and employee severance	10	1	20	6
Amortization and other acquisition-related costs	56	25	105	53
Impairments and loss on disposal of assets	9	5	9	6
Litigation (recoveries)/charges, net	(15)	(12)	(13)	(34)
Adjusted earnings before income taxes and discontinued operations	$552	$502	$1,055	$953

Provision for income taxes	$217	$180	$320	$347
Restructuring and employee severance tax benefit	4	1	7	2
Amortization and other acquisition-related costs tax benefit	20	9	38	19
Impairments and loss on disposal of assets tax benefit	3	—	3	1
Litigation (recoveries)/charges, net tax expense	(5)	(5)	(5)	(14)
Adjusted provision for income taxes	$239	$185	$363	$355

Non-GAAP effective tax rate from continuing operations[1]	43.3%	36.8%	34.4%	37.3%

	Second Quarter
	2014	2013
Debt to total capital	37%	31%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$255	$474
Long-term obligations, less current portion	3,679	2,423
Debt	$3,934	$2,897
Cash and equivalents	(2,741)	(2,255)
Net debt	$1,193	$642
Total shareholders' equity	6,589	6,542
Capital	$7,782	$7,184
Net debt to capital	15%	9%

[1]
The $56 million remeasurement of unrecognized tax benefits unfavorably impacted, for fiscal 2014 second quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 11.3 and 10.1 percentage points, respectively. The fiscal 2014 second quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax remeasurement, would have been 33.2 percent.

We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14
Cardinal Health, Inc. and Subsidiaries

	Second Quarter
(in millions)	2014	2013
Days sales outstanding	19.7	22.0

Days inventory on hand
Inventories, net	$8,478	$8,452

Cost of products sold	$20,895	$24,008
Chargeback billings	4,803	4,113
Adjusted cost of products sold	$25,698	$28,121
Adjusted cost of products sold divided by 90 days	$286	$312
Days inventory on hand	29.7	27.0

Days payable outstanding
Accounts payable	$11,221	$11,796

Cost of products sold	$20,895	$24,008
Chargeback billings	4,803	4,113
Adjusted cost of products sold	$25,698	$28,121
Adjusted cost of products sold divided by 90 days	$286	$312
Days payable outstanding	39.3	37.8

Net working capital days[1]	10.1	11.3

[1]	The sum of the components may not equal the total due to rounding.
Days Sales Outstanding: trade receivables, net divided by (quarterly revenue divided by 90 days).
Days Inventory on Hand: inventories, net divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and loss on disposal of assets3 and (4) litigation (recoveries)/charges, net4, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net) divided by (earnings before income taxes and discontinued operations adjusted for the same four items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net.
Non-GAAP Return on Equity: (annualized net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets and (4) litigation (recoveries)/charges, net, each net of tax) and divided by average shareholders’ equity.
Return on Equity: annualized net earnings divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangible assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.